EXHIBIT 15.1

Paul Aherne**	15 March 2019	AMH/Q0149-H05009
Joanne Collett*
Mark Cummings*****	iQIYI, Inc.
James Gaden****	Intertrust Corporate Services (Cayman) Limited,
Amelia Hall*	190 Elgin Avenue, George Town,
Tim Haynes***	Grand Cayman KY1-9005,
Fraser Hern*	Cayman Islands
Kristen Kwok**
Callum McNeil**
Andy Randall**
James Webb**
Denise Wong*
Xu Yin*****

Dear Sirs

iQIYI, Inc.

We consent to the reference to our firm under the heading “Item 10.B. Additional Information—Memorandum and Articles of Association” and “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in iQIYI, Inc.’s Annual Report on Form 20-F for the year ended 31 December 2018 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of March 2019.

We further consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333-225165) pertaining to iQIYI, Inc.’s 2000 Equity Incentive Plan and 2017 Share Incentive Plan of the summary of our opinion under the heading “Item 10.B. Additional Information—Memorandum and Articles of Association” and “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in the Annual Report.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Walkers (Hong Kong)
Walkers (Hong Kong)

Walkers (Hong Kong)
滙嘉律師事務所 (香港)
15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong
T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com
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*Admitted in England and Wales; **Admitted in BVI; ***Admitted in Cayman Islands; ****Admitted in New South Wales (Australia); *****Admitted in Ireland
† Walkers works in exclusive association with Kevin Taylor, trading as 'Walkers Bermuda', a full service commercial law firm providing advice on all aspects of Bermuda law.